Lucas Energy, Inc. 8-K

Exhibit 10.1

AMENDED AND RESTATED NON-REVOLVING
LINE OF CREDIT AGREEMENT

This FIRST AMENDED AND RESTATED NON-REVOLVING LINE OF CREDIT AGREEMENT (this “Amendment”) to the Non-Revolving Line of Credit Agreement (the “Agreement”) is made and entered into as of February 1, 2016 (the “Execution Date”) and is made effective for all purposes as of August 28, 2015 (the “Effective Date”) by and between Silver Star Oil Company, a Texas corporation (the “Investor”) and Lucas Energy, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company and the Investor desires to amend and restate the Agreement as set forth below:

NOW THEREFORE, the parties hereto hereby agree to agree as follows:

1.

A new Section 8.17 shall be added as to the Agreement as follows:

Section 8.17.    Blocker. The Company agrees that it shall not effect any conversion of the Notes, and the Investor shall not have the right to convert any portion of the Notes, pursuant to Section 4(a) or otherwise, to the extent that after giving effect to such conversion, Investor (together with the Investor’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Investor and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Notes with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Notes beneficially owned by the Investor or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Investor or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 8.17, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  To the extent that the limitation contained in this section applies, the determination of whether the Notes are convertible (in relation to other securities owned by the Investor) and of which a portion of the Notes is convertible shall be in the sole discretion of such Investor. To ensure compliance with this restriction, the Investor will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 8.17, in determining the number of outstanding shares of Common Stock, the Investor may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K (or such related form), as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Investor, the Company shall within two Trading Days confirm orally and in writing to the Assignee the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Investor or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this Section 8.17 may be waived by the Investor upon, at the election of the Investor, not less than 61 days’ prior notice to the Company, and the provisions of this Section 4(d) shall continue to apply until such 61st day (or such later date, as determined by the Investor, as may be specified in such notice of waiver). The forgoing provision shall be treated as if a provision of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer

Silver Star Oil Company

By:	/s/ John Chambers
John Chambers
Principal